UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 11, 2013

Wells Mid-Horizon Value-Added Fund I, LLC
(Exact Name of Registrant as Specified in Charter)

Georgia	000-53626	20-3192853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective September 15, 2013, the advisory agreement among Wells Mid-Horizon Value-Added Fund I, LLC (the "Registrant") and Wells Investment Management Company, LLC ("WIM") was renewed for a one-year term upon terms identical to those of the advisory agreement in effect through September 14, 2013. The advisory agreement was filed as Exhibit 10.1 to the Form 10-K filed March 22, 2011 and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2013, Brian M. Davis provided notice of his resignation from the board of directors of WIM, effective immediately. Mr. Davis did not have any disagreements with WIM or the Registrant on any matters related to the operations, policies or practices. In addition, F. Parker Hudson, Jr. was appointed to serve as a board of director of WIM, effective September 11, 2013.The Registrant has no officers and directors; it operates under the direction of the board of directors of WIM, its manager, and relies on WIM's officers to perform officer functions for it.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC (Registrant)

	By:	WELLS INVESTMENT MANAGEMENT COMPANY, LLC (Manager)

September 16, 2013		/s/ DOUGLAS P. WILLIAMS
Douglas P. Williams Senior Vice President, Secretary and Treasurer of Wells Investment Management Company, LLC